                                                                    Exhibit 3.41



                           ARTICLES OF INCORPORATION

                                      OF

                           FIDELITY TELEVISION, INC.

--------------------------------------------------------------------------------

        WE, THE UNDERSIGNED, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of California,

                           AND WE DO HEREBY CERTIFY:

                                       I

        The name of the corporation shall be FIDELITY TELEVISION, INC.


                                      II

        The purposes for which said corporation is formed are as follows:

        (a) The specific business in which the corporation is primarily to engage is to establish and operate a television broadcasting business.

        (b) To purchase, sell, mortgage, transfer in trust, pledge, exchange, rent or lease, either as lessor or lessee, real estate, buildings, structures, machinery, equipment and personal property, of every kind and nature.

        (c) To finance, buy or sell real estate contracts, trust deeds, mortgages and other instruments of ownership or encumbrance.

        (d) To manufacture, buy, sell, lease or otherwise acquire and deal in all kinds of personal property which the corporation may deem necessary or convenient for the purposes of its business.

        (e) To transact or engage in any business or calling which is lawful under and by virture of the laws of the State of California

                                      III

        The principal office for the transaction of the business of the corporation shall be located in the County of Orange, State of California.

                                      IV

        There shall be four Directors of the corporation. The names and addresses of the persons who are appointed to act as first Directors are:

        LOUIS J. CELLA          -        Santa Ana, California

        WALTER B. CHAFFEE       -        Fullerton, California

        ROSS W. CORTESE         -        Laguna Hills, California

        WILLIAM G. SIMON        -        Laguna Hills, California


                                       V

        The corporation shall have authority to issue 100,000 shares of common stock of the par value of $10.00 per share. The aggregate par value of all shares shall be $1,000,000.00.

        IN WITNESS WHEREOF, we, as incorporators and named hereinabove as first Directors, have set our hands hereto as such incorporators and first Directors, in the County of Orange, State of California, this 7th day of October, 1965.


/s/ Louis J. Cella                            /s/ Ross W. Cortese
------------------------                     ----------------------------
LOUISE J. CELLA                                 ROSS W. CORTESE



/s/ Walter B. Chaffee                         /s/ William G. Simon
--------------------------                   -----------------------------
WALTER B. CHAFFEE                             WILLIAM G. SIMON

STATE OF CALIFORNIA )
                    ) SS.
COUNTY OF ORANGE    )

        On this 7th day of October, 1965, before me, the undersigned, a Notary Public in and for said County and State, personally appeared, LOUIS J. CELLA, WALTER B. CHAFFEE, ROSS W. CORTESE, and WILLIAM G. SIMON, known to me to be the persons whose names are subscribed to the within Articles of Incorporation, and acknowledged to me that they executed the same.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

 [SEAL]     OFFICIAL SEAL
        JANICE A. HOCKERSMITH
       NOTARY PUBLIC - CALIFORNIA          /s/ Janice A. Hockersmith
         PRINCIPAL OFFICE IN               -----------------------------
            ORANGE COUNTY                  Notary Public in and for said
                                                    County and State

                                                JANICE A. HOCKERSMITH

                                         My Commission expires June 6, 1967

                           CERTIFICATE OF AMENDMENT

                                      of

                           ARTICLES OF INCORPORATION

                                      of

                          FIDELITY TELEVISION, INC.,
                           a California corporation

             WILLIAM G. SIMON and WALTER B. CHAFFEE certify that:

        1. They are the duly elected and acting President and Secretary, respectively, of said corporation.

        2. The Articles of Incorporation shall be amended by revising Article V thereof to read as follows:

                "The corporation shall have the authority to issue 500,000 shares of common stock of the par value of $10.00 per share. The aggregate par value of all shares shall be $5,000,000.00."

        3.  The foregoing amendment has been approved by the Board of Directors.

        4. The foregoing amendment was approved, in writing, by the required shareholders of said corporation in accordance with Sections 920 and 603 of the California General Corporation Law; the total number of outstanding shares of the corporation is 92,943 shares of common stock; the total number of shares entitled to vote with respect to the foregoing amendment is 92,943 common shares; the total number of shares approving the foregoing amendment exceeded the required approval being 53,387 a majority of the outstanding shares of stock issued by the corporation.

        In witness whereof, the undersigned have executed this Certificate on April 29, 1985.
                                        /s/ William G. Simon
                                        ----------------------------
                                         WILLIAM G. SIMON, President

                                        /s/ Walter B. Chaffee
                                        ------------------------------
                                         WALTER B. CHAFFEE, Secretary

        The undersigned, WILLIAM G. SIMON and WALTER B. CHAFFEE, the president and secretary of Fidelity Television, Inc., each declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his own knowledge.
        Executed at Los Angeles, California on April 29, 1985.


                                        /s/ William G. Simon
                                        -------------------------
                                        William G. Simon


                                        /s/ Walter B. Chaffee
                                        -------------------------
                                        Walter B. Chaffee

                          CERTIFICATE OF AMENDMENT OF

                         ARTICLES OF INCORPORATION OF

                           FIDELITY TELEVISION, INC.


William G. Simon and Walter B. Chaffee certify that:

        1. They are the President and Secretary, respectively, of Fidelity Television, Inc., a California corporation.

        2.  Article V of the Articles of Incorporation is amended to read:


                                       V


        The Corporation shall have authority to issue 600,000 shares of common stock of the par value of $10.00 per share. The aggregate par value of all shares shall be $6,000,000.

        3. The Amendment herein set forth has been duly approved by the Board of Directors.

        4. The Amendment herein set forth has been duly approved by the required vote of the shareholders in accordance with Section 903 of the Corporations Code. The Corporation has only class of shares and the number of outstanding shares is 117,943. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required for the approval of the Amendment herein set forth was more than 50 percent.



                                        /s/ William G. Simon
                                        ----------------------------
                                        William G. Simon
                                        President


                                        /s/ Walter B. Chaffee
                                        ----------------------------
                                        Walter B. Chaffee
                                        Secretary




        The undersigned, William G. Simon and Walter B. Chaffee each declares under penalty of perjury of the laws of the State of California that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.


Dated:  February 20, 1986               /s/ William G. Simon
                                        ---------------------------
                                         William G. Simon


                                        /s/ Walter B. Chaffee
                                        ----------------------------
                                        Walter B. Chaffee

                              AGREEMENT OF MERGER

     AGREEMENT OF MERGER, made as of this 22nd day of May, 1987, by and between KHJ Acquisition Company ("Newco"), a California corporation and a wholly owned subsidiary of The Walt Disney Company ("Disney"), a Delaware corporation, and Fidelity Television, Inc., a California corporation ("Fidelity"), Newco and Fidelity being sometimes hereinafter referred to as the "Constituent Corporations."

     WHEREAS, Disney, RKO General, Inc., GTH, Inc. and Fidelity have entered into an Agreement for Settlement, Acquisition and Merger, dated as of April 14, 1987 (the "Acquisition Agreement"), providing (among other things) for the merger of Newco with and into Fidelity (the "Merger") upon the terms and subject to the conditions provided in the Acquisition Agreement and this Agreement and in accordance with the Corporations Code, as amended, of the State of California (the "Corporations Code");

     WHEREAS, Fidelity is a corporation duly organized and existing under the laws of the State of California;

     WHEREAS, the authorized capital stock of Fidelity consists solely of 600,000 shares of Common Stock, par value $10.00 per share (the "Fidelity Common Stock"), of which 188,085 are issued and outstanding as of the date hereof;

     WHEREAS, Newco is a corporation duly organized and existing under the laws of the State of California;

     WHEREAS, the authorized capital stock of Newco consists solely of one million shares of Common Stock, no par value ("Newco Common Stock"), of which 100 shares are issued and outstanding as of the date hereof, all of which shares are held by Disney; and

     WHEREAS, the respective Boards of Directors of each of the Constituent Corporations deem it desirable and in the best interests of their respective corporations and the shareholders thereof that the Merger be consummated upon the terms and conditions provided for in the Acquisition Agreement and this Agreement and in accordance with the Corporations Code;

     NOW, THEREFORE, the parties hereto, subject to the conditions specified in the Acquisition Agreement, in consideration of the provisions and the mutual covenants and agreements contained therein and herein and of the benefits to accrue to them, hereby agree, prescribe and set forth (among other provisions) the terms and conditions of the Merger, the mode of carrying the same into effect, and the manner and basis of converting the shares of capital stock of the Constituent Corporations as follows:

                                   ARTICLE I

                                  THE MERGER

     Section 1.1  Merger. Subject to the conditions specified in the Acquisition
                  ------
Agreement, and in accordance with the provisions of this Agreement and the Corporations Code, the Merger shall be consummated at the Effective Time (as defined in Section 1.2 hereof) by means of the merger of Newco with and into Fidelity.

     Section 1.2  Effectiveness of Merger. On the date provided in the
                  -----------------------
Acquisition Agreement, this Agreement together with certificates of officers of the Constituent Corporations, shall be filed with the Secretary of State of California in accordance with the applicable provisions of the Corporations Code. The Merger shall become effective at the date and time of such filing, which date and time are herein collectively referred to as the "Effective Time."

     Section 1.3  The Company as Surviving Corporation. At the Effective Time,
                  ------------------------------------
the separate existence of Newco shall cease and Fidelity shall continue its corporate existence under the laws of the State of California as the surviving corporation in the Merger (the "Surviving Corporation"). The name of the Surviving Corporation shall remain unchanged as "Fidelity Television, Inc."

     Section 1.4  Effect of Merger. At and after the Effective Time:
                  ----------------

     (a) the Surviving Corporation shall have the rights, privileges, immunities and powers, and shall be subject to all the duties and liabilities, of a business corporation organized under the laws of the State of California;

     (b) the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, as well of a public as of a private nature, of Newco; and all of the property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choices of action, and all and every other interest of and belonging to or due to Newco, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and

     (c) the Surviving Corporation shall thenceforth be responsible and liable for all liabilities and obligations of Newco; and any claim existing or action or proceeding pending by or against Newco may be prosecuted as if the Merger had not taken place or the Surviving Corporation may be substituted in its place; and neither the rights of creditors nor liens upon the property of Newco shall be impaired by the Merger.

                                  ARTICLE II

                          ARTICLES OF INCORPORATION,
                        BY-LAWS, DIRECTORS AND OFFICERS
                         OF THE SURVIVING CORPORATION
                        -------------------------------

     Section 2.1  Articles of Incorporation. As of the Effective Time, the
                  -------------------------
Articles of Incorporation of Fidelity as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation and shall thereafter remain such until amended as provided by law.

     Section 2.2  By-Laws. As of the Effective Time, the By-Laws of Fidelity as
                  -------
in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation and shall thereafter remain such until amended as provided therein.

     Section 2.3  Directors and Officers. At the Effective Time, by virtue of
                  ----------------------
the Merger and without any further corporate action: (i) the directors of Newco in office immediately prior to the Effective Time shall become and constitute all of the members of the Board of Directors of the Surviving Corporation; and
(ii) the officers of Newco in office immediately prior to the Effective Date shall become the officers of the Surviving Corporation. All of such persons shall hold their respective directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the By-Laws of the Surviving Corporation.


                                  ARTICLE III

                  MANNER OF CONVERTING SHARES; CAPITAL STOCK
                         OF CONSTITUENT CORPORATIONS;
                           EXCHANGE OF CERTIFICATES
                  ------------------------------------------

     Section 3.1  Conversion of Shares. At the Effective Time, by virtue of the
                  --------------------
Merger and without any action on the part of the holders thereof:

     (a) each share of Fidelity Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Fidelity Common Stock which are eligible to become and thereafter become, or which have theretofore become, "dissenting shares" within the meaning of Section 1300(b) of the Corporations Code ("Dissenting Fidelity Shares")) shall thereupon be converted into the right, upon surrender of the certificate representing such share in accordance with Section 2.3 of the Acquisition

Agreement, to receive $492.56 in cash without interest (the "Fidelity Consideration").

     (b) each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of the Common Stock, par value $10.00 per share ("Surviving Corporation Common Stock"), of the Surviving Corporation.

     Section 3.2  Closing of Fidelity Transfer Books. At the Effective Time,
                  ----------------------------------
the stock transfer books of Fidelity shall be closed and no transfer of shares of Fidelity Common Stock shall thereafter be made. If, after the Effective Time, certificates representing shares of Fidelity Common Stock are presented to the Exchange Agent or Disney (following the expiration of the Exchange Agent Agreement), they shall be cancelled and exchanged for cash as provided in
Section 3.1 hereof.

     Section 3.3  Exchange of Certificates. To be entitled to receive the
                  ------------------------
Fidelity consideration with respect to any shares of Fidelity Common Stock, a Fidelity Shareholder shall be required to surrender the certificates representing such shares in accordance with the terms of Section 2.3 of the Acquisition Agreement.


                                  ARTICLE IV

                                 MISCELLANEOUS
                                 -------------

     Section 4.1  Counterparts. This Agreement may be executed in any number of
                  ------------
counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same Agreement.

     Section 4.2  Effect on Other Parties. Except as otherwise provided in this
                  -----------------------
Agreement, nothing herein expressed or implied is intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the parties to this Agreement and their successors and assigns any rights or remedies under or by reason of this Agreement.

     Section 4.3  Applicable Law. This Agreement and the legal relations between
                  --------------
the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

     Section 4.4  Capitalized Terms. All capitalized terms used herein without
                  -----------------
definition shall have the meaning assigned to them in the Acquisition Agreement.

     IN WITNESS WHEREOF, Newco and Fidelity have caused this Agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.

                                       KHJ ACQUISITION COMPANY,
                                       a California corporation

                                       By: /s/ Neil McCarthy
                                           -----------------
                                           Neil McCarthy
                                           Vice President

ATTEST:

/s/ Doris Smith
---------------
Doris Smith
Secretary


                                       FIDELITY TELEVISION, INC.

                                       By: /s/ William G. Simon
                                           --------------------
                                           William G. Simon
                                           President

ATTEST:

/s/ Walter B. Chaffee
---------------------
Secretary

                             CERTIFICATE OF MERGER
                                      OF
                           FIDELITY TELEVISION, INC.
                           a California corporation

     Joseph M. Santaniello and Doris A. Smith certify that:

     1. They are the duly elected and acting Vice President and Secretary, respectively, of said corporation (hereinafter called "this corporation").

     2. This Certificate is attached to the Agreement of Merger dated as of May 22, 1987 providing for the merger of this corporation with KHJ Acquisition Company, a California corporation (the "Merger").

     3. The Merger has been approved by the Board of Directors of this corporation.

     4. The principal terms of the Agreement of Merger in the form attached hereto were approved by this corporation by all of the shares of each class entitled to vote on the Merger, the total number of outstanding shares of each class entitled to vote on the Merger and the vote required of each class being as follows:

        One class of Common Stock of which one hundred eighty-eight thousand eighty-five (188,085) shares were issued and outstanding, and such required vote being a majority of the outstanding shares.

     The undersigned, Joseph M. Santaniello and Doris A. Smith, respectively, of Fidelity Television, Inc., each declares under penalty of perjury that the matters set out in the foregoing Certificate of Merger are true of his or her own knowledge.

     Executed at Burbank, California on June 11, 1990.



                                       /s/ Joseph M. Santaniello
                                       -------------------------
                                       Joseph M. Santaniello, Vice
                                       President



                                       /s/ Doris A. Smith
                                       ------------------
                                       Doris A. Smith, Secretary

                             CERTIFICATE OF MERGER
                                      OF
                            KHJ ACQUISITION COMPANY
                           a California corporation

     Joseph M. Santaniello and Doris A. Smith certify that:

     1. They are the duly elected and acting Vice President and Secretary, respectively, of said corporation (hereinafter called "this corporation".

     2. This Certificate is attached to the Agreement of Merger dated as of May 22, 1987 providing for the merger of this corporation with Fidelity Television, Inc., a California corporation (the "Merger").

     3. The Merger has been approved by the Board of Directors of this corporation.

     4. The principal terms of the Agreement of Merger in the form attached hereto were approved by this corporation by all of the shares of each class entitled to vote on the Merger, the total number of outstanding shares of each class entitled to vote on the Merger and the vote required of each class being as follows:

              One class of Common Stock of which one hundred (100) shares were issued and outstanding, and such required vote being a majority of the outstanding shares.

     The undersigned, Joseph M. Santaniello and Doris A. Smith of KHJ Acquisition Company, each declares under penalty of perjury that the matters set out in the foregoing Certificate of Merger are true of his or her own knowledge.

     Executed at Burbank, California on June 11, 1990.


                                       /s/ Joseph M. Santaniello
                                       -------------------------
                                       Joseph M. Santaniello, Vice
                                       President



                                       /s/ Doris A. Smith
                                       ------------------
                                       Doris A. Smith, Secretary